Exhibit 10.3

Execution Version

This Eighth AMENDMENT TO CREDIT AGREEMENT, dated as of July 31, 2020 (this “Amendment”), is entered into by and between AMC Entertainment Holdings, Inc., a Delaware corporation (the “Borrower”), and CITICORP NORTH AMERICA, INC., as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower has entered into that certain Credit Agreement, dated as of April 30, 2013 (as amended by that certain First Amendment to Credit Agreement, dated as of December 11, 2015, that certain Second Amendment to Credit Agreement, dated as of November 8, 2016, that certain Third Amendment to Credit Agreement, dated as of May 9, 2017, that certain Fourth Amendment to Credit Agreement, dated as of June 13, 2017, that certain Fifth Amendment to Credit Agreement, dated as of August 14, 2018, that certain Sixth Amendment to Credit Agreement, dated as of April 22, 2019, and that certain Seventh Amendment to Credit Agreement, dated as of April 24, 2020, the “Existing Credit Agreement”; the Existing Credit Agreement as amended by this Amendment and as further amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), with each lender from time to time party thereto (collectively, the “Lenders” and each, individually, a “Lender”), the Issuing Banks (as defined therein) from time to time party thereto, the Administrative Agent, the Collateral Agent (as defined therein) and the other parties from time to time party thereto;

WHEREAS, substantially simultaneously with the effectiveness of this Amendment, the Borrower shall

(i)            issue $200.0 million of 10.5% First Lien Senior Secured Notes due 2026 (the “New First Lien Notes”),

(ii)           issue $100.0 million of 10.5% First Lien Senior Secured Notes due 2026 (the “New Additional First Lien Notes”), and

(iii)          issue up to $1,660.0 million of 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 (the “New Second Lien Notes” and, together with the New First Lien Notes and the New Additional First Lien Notes, the “New Notes”) pursuant to an exchange transaction;

WHEREAS, under the terms of the Existing Credit Agreement, the terms and conditions of the New Notes may not be materially more favorable (when take as a whole) to the investors providing the New Notes than the terms and conditions of the Existing Credit Agreement (when taken as a whole) are to the Lenders unless any relevant covenants are added for the benefit of the outstanding Loans and, by notice from the Borrower to the Administrative Agent, the Borrower and the Administrative Agent may amend the Existing Credit Agreement to add any such relevant covenants without the consent of any of the Lenders; and

WHEREAS, the Existing Credit Agreement may be amended by agreement in writing by the Borrower and the Administrative Agent to cure any ambiguity, mistake, error, defect or inconsistency.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1.            Defined Terms.

Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

Section 2.            Amendments Related to New Notes. Effective as of the Amendment No. 8 Effective Date (as defined below), the Borrower and the Administrative Agent hereby agree that the Existing Credit Agreement shall be amended (the “Amendments”) as follows:

(a)            Certain Defined Terms

(i)            The following definitions are hereby added in the appropriate alphabetical order to Section 1.01 of the Existing Credit Agreement:

“Amendment No. 8” means the Eighth Amendment to Credit Agreement, dated as of July 31, 2020, between the Borrower and the Administrative Agent.

“Amendment No. 8 Effective Date” has the meaning assigned thereto in Amendment No. 8.

“European Asset Sale Prepayment Event” means any Asset Sale Prepayment Event that is a sale, transfer or other Disposition of any interest in a European Subsidiary (or the assets thereof).

“European Subsidiary” means AMC Theatres of UK Limited and AMC UK Holding Limited and each of their respective subsidiaries that conduct the European (including the United Kingdom, western Europe, and the Baltic and Nordic regions) theatrical exhibition operations of the Borrower as of March 31, 2020.

“Existing Subordinated Notes” means 2024 Subordinated Sterling Notes, the 2025 Subordinated Notes, the 2026 Subordinated Dollar Notes and the 2027 Senior Subordinated Notes.

“Permitted European Investment” means any retained Investment in a European Subsidiary (or any retained Investment in the assets or business operations of a European Subsidiary), which Investment results from the sale or transfer (including by way of merger, combination, asset sale or otherwise) of a portion of the ownership interests in one or more European Subsidiaries (or the assets thereof), provided that such sale or transfer of such ownership interests (or the assets thereof) was made (a) to a Person (or group of Persons) that was not at such time an Affiliate of the Borrower, (b) in compliance with Section 2.11(c) and (c) for consideration to the Borrower or any Restricted Subsidiary that is not in the form of Indebtedness secured by a lien pari passu on the Collateral with the Secured Obligations.

“2026 Additional First Lien Notes” means the Borrower’s First Lien Senior Secured Notes due 2026 issued under the 2026 Additional First Lien Notes Indenture in the original principal amount of $100,000,000.

“2026 Additional First Lien Notes Indenture” means the Indenture to be dated as of July 31, 2020, pursuant to which the 2026 Additional First Lien Notes were issued, between the Borrower, the guarantors party thereto and U.S. Bank National Association, as initial trustee and as collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“2026 First Lien Notes” means the Borrower’s 10.5% First Lien Senior Secured Notes due 2026 issued under the 2026 First Lien Notes Indenture in the original principal amount of $200,000,000.

“2026 First Lien Notes Indenture” means the Indenture to be dated as of July 31, 2020, pursuant to which the 2026 First Lien Notes were issued, between the Borrower, the guarantors party thereto and GLAS Trust Company LLC, as initial trustee and as collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

“2026 Notes Covenant Discharge” means either (a) the repayment, satisfaction, defeasance or other discharge of all the obligations under the 2026 Additional First Lien Notes Indenture, 2026 First Lien Notes Indenture and 2026 Second Lien Notes Indenture or (b) an effective amendment of, other consent or waiver with respect to, or covenant defeasance pursuant to, the 2026 Additional First Lien Notes Indenture, 2026 First Lien Notes Indenture and 2026 Second Lien Notes Indenture, as a result of which the covenants limiting indebtedness, liens, investments and restricted payments are of no further force or effect.

“2026 Second Lien Notes” means the Borrower’s 10%/12% Cash/PIK Toggle Second Lien Subordinated Secured Notes due 2026 issued under the 2026 Second Lien Notes Indenture in the original principal amount up to $1,660,000,000.

“2026 Second Lien Notes Indenture” means the Indenture to be dated as of July 31, 2020, pursuant to which the 2026 Second Lien Notes were issued, between the Borrower, the guarantors party thereto and GLAS Trust Company LLC, as initial trustee and as collateral agent, as amended, supplemented or otherwise modified and in effect from time to time.

(ii)           The definition of “Available Amount” in Section 1.01 of the Credit Agreement is hereby amended by

(A)          amending and restating clause (a) thereof to read as follows:

(a)            the greater of (i) $300,000,000 and (ii) 30% of Consolidated EBITDA for the most recently ended Test Period as of such time (or, (x) at any time prior to the Secured Notes Covenant Discharge, $300,000,000 and (y) at any time prior to the 2026 Notes Covenant Discharge, $50,000,000) (such greater amount, the “Starter Basket”), plus

and

(B)           amending clause (c) thereof to replace the words “Secured Notes Discharge” with the words “Secured Notes Covenant Discharge”.

(iii)          The definition of “Consolidated EBITDA” in Section 1.01 of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the 2026 Notes Covenant Discharge, 5% of Consolidated EBITDA for the purposes of testing availability under baskets set forth in Article VI)” after the words “25% of Consolidated EBITDA” in clause (b) thereof.

(iv)          The definition of “Excluded Subsidiary” in Section 1.01 of the Credit Agreement is hereby amended by inserting the following language at the end thereof:

A Subsidiary shall not be an Excluded Subsidiary if, and for so long as, it Guarantees any Indebtedness under the Senior Secured Notes, the 2022 Subordinated Notes, the 2023 Senior Secured Notes, the 2024 Senior Unsecured Convertible Notes, the 2024 Subordinated Sterling Notes, the 2025 Subordinated Notes, the 2026 Additional First Lien Notes, the 2026 First Lien Notes, the 2026 Second Lien Notes, the 2026 Subordinated Dollar Notes or the 2027 Senior Subordinated Notes. Notwithstanding anything to the contrary in this Agreement or any other document, a Subsidiary that ceases to be a wholly owned Subsidiary of the Borrower as a result of (A) a transfer of its Equity Interests to any Affiliate of the Borrower or (B) a non-bona fide transaction shall not be deemed to be an Excluded Subsidiary by virtue of clause (a) of this definition of “Excluded Subsidiary”.

(v)          The definition of “First Lien Intercreditor Agreement” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“First Lien Intercreditor Agreement” means the intercreditor agreement, dated as of April 24, 2020, among U.S. Bank National Association, as collateral agent with respect to the Senior Secured Notes, the Collateral Agent, the Borrower, the other Loan Parties party thereto and each additional agent from time to time party thereto, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

(vi)        The definition of “Incremental Cap” in Section 1.01 of the Credit Agreement is hereby amended by amending and restating clause (a) thereof to read as follows:

(a)            the greater of (i) $700,000,000 and (ii) 75% of Consolidated EBITDA for the most recently ended Test Period as of such time (or, at any time prior to the 2026 Notes Covenant Discharge, the greater of (i) $100,000,000 and (ii) if, and solely to the extent that 75% of Consolidated EBITDA for the most recently ended Test Period as of such time is at least $700,000,000, the difference of 75% of Consolidated EBITDA for the most recently ended Test Period as of such time minus $700,000,000), plus

(vii)        The definition of “Investment” in Section 1.01 of the Credit Agreement is hereby amended to insert the following sentence at the end thereof: “If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Person retained.”

(viii)       The definition of “Junior Financing” in Section 1.01 of the Credit Agreement is hereby amended and restated to read as follows:

“Junior Financing” means any Material Indebtedness (or, at any time prior to the 2026 Notes Covenant Discharge, Indebtedness of the Borrower or any Restricted Subsidiary in excess of $10,000,000) (other than any permitted intercompany Indebtedness owing to the Borrower or any Restricted Subsidiary) that is subordinated in right of payment to the Loan Document Obligations.

(ix)         The definition of “Permitted Refinancing” in Section 1.01 of the Credit Agreement is hereby amended by deleting the word “and” at the end of clause (d) thereof; inserting the word “and” at the end of clause (e) thereof and inserting the following clause (f):

(f)            (x) so long as the Senior Notes Covenant Discharge and the 2026 Notes Covenant Discharge have not occurred, if the Indebtedness being modified, refinanced, refunded, renewed or extended is permitted pursuant to Section 6.01(a)(ii)(C), 6.01(a)(v), 6.01(a)(vii)(A), 6.01(a)(xiv), 6.01(a)(xxiii) (in respect of Indebtedness incurred pursuant to clause (c)(y) of the definition of Incremental Cap), 6.01(a)(xxvi), 6.01(a)(xxvii) or 6.01(a)(xxviii)(A), is with respect to the Senior Secured Notes or is secured by a Lien permitted pursuant to Section 6.02(xx) or (y) so long as the 2026 Notes Covenant Discharge has not occurred, is with respect to the 2026 Additional First Lien Notes or the 2026 Second Lien Notes or Indebtedness permitted pursuant to Section 6.01(a)(ii)(E),

(i)           Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall not be secured by any property or asset of the Borrower or any Restricted Subsidiary that did not secure the Indebtedness being modified, refinanced, refunded, renewed or extended other than

(A)            after-acquired property that is affixed to or incorporated into the property covered by such Lien,

(B)            in the case of any property or assets financed by Indebtedness or subject to a Lien securing Indebtedness, in each case, permitted by Section 6.01, the terms of which Indebtedness require or include a pledge of after-acquired property to secure such Indebtedness and related obligations, any such after-acquired property, and

(C)            the proceeds and products thereof, accessions thereto and improvements thereon,

(ii)           if the Indebtedness being modified, refinanced, refunded, renewed or extended is secured by Liens that are consensual Liens that are secured by the Collateral, then the holders of such Indebtedness resulting from such modification, refinancing, refunding, renewal or extension or their authorized representative shall enter into or become party to the First Lien Intercreditor Agreement or the First Lien/Second Lien Intercreditor Agreement, as applicable; and

(iii)           so long as the 2026 Notes Covenant Discharge has not occurred, the Liens securing Indebtedness resulting from such modification, refinancing, refunding, renewal or extension shall be of the same priority level as the existing Lien securing the Indebtedness being modified, refinanced, refunded, renewed or extended.

(b)           Mandatory Prepayments – Section 2.11(c) of the Credit Agreement is hereby amended and restated as follows:

(c)            In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Restricted Subsidiaries in respect of any Prepayment Event (including any European Asset Sale Prepayment Event and any other Asset Sale Prepayment Event), the Borrower shall, within ten Business Days after such Net Proceeds are received (or, in the case of a Prepayment Event described in clause (b) of the definition of the term “Prepayment Event,” on the date of such Prepayment Event), prepay Term Loan Borrowings in an aggregate amount equal to the amount of such Net Proceeds; provided that, in the case of any Asset Sale Prepayment Event, in respect of the Net Proceeds thereof (or, at any time prior to the 2026 Notes Covenant Discharge, (i) in the case of any European Asset Sale Prepayment Event, solely in respect of the initial $150,000,000 of the Net Proceeds thereof and up to 20% of any Net Proceeds in excess thereof, and (ii) in the case of any other Asset Sale Prepayment Event, 100% of the Net Proceeds thereof), if the Borrower and the Restricted Subsidiaries invest (or commit to invest) such Net Proceeds from such event (or a portion thereof) within 450 days after receipt of such Net Proceeds in the business of the Borrower and the other Subsidiaries (including any acquisitions or other Investment permitted under Section 6.04), then no prepayment shall be required pursuant to this paragraph in respect of such Net Proceeds in respect of such event (or the applicable portion of such Net Proceeds, if applicable) except to the extent of any such Net Proceeds therefrom that have not been so invested (or committed to be invested) by the end of such 450 day period (or if committed to be so invested within such 450 day period, have not been so invested within 630 days after receipt thereof), at which time a prepayment shall be required in an amount equal to such Net Proceeds that have not been so invested (or committed to be invested); provided, further, that the Borrower may use a portion of such Net Proceeds to prepay or repurchase any other Indebtedness that is secured by the Collateral on a pari passu basis with the Borrowings to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Prepayment Event, in each case in an amount not to exceed the product of (x) the amount of such Net Proceeds and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness.

(c)           Indebtedness; Certain Equity Securities

(i)            Clause (a)(xiv) of Section 6.01 of the Credit Agreement is hereby amended and restated to read as follows:

(xiv)          Indebtedness of the Borrower and the Restricted Subsidiaries; provided that at the time of the incurrence thereof and after giving Pro Forma Effect thereto, the aggregate principal amount of Indebtedness outstanding in reliance on this clause (xiv) shall not exceed the greater of $400,000,000 and 40% of Consolidated EBITDA for the most recently ended Test Period as of such time (or, at any time prior to the 2026 Notes Covenant Discharge, the greater of $200,000,000 and 20% of Consolidated EBITDA for the most recently ended Test Period as of such time less, in the case of Indebtedness of a European Subsidiary incurred in reliance on this clause (xiv), the amount of Net Proceeds reinvested pursuant to the 2026 First Lien Notes Indenture in connection with a Disposition of a European Subsidiary); provided, that the aggregate principal amount of Indebtedness of which the primary obligor or a guarantor is a Restricted Subsidiary that is not a Loan Party outstanding in reliance on this clause (xiv) shall not exceed, at the time of incurrence thereof and after giving Pro Forma Effect thereto, the greater of $250,000,000 and 25% of Consolidated EBITDA for the most recently ended Test Period as of such time; provided, further, that,

(i)            at any time prior to the Secured Notes Covenant Discharge, no Restricted Subsidiary that is not a Loan Party may incur Indebtedness in reliance on this clause (xiv) and

(ii)            at any time after the Secured Notes Covenant Discharge but prior to the 2026 Notes Covenant Discharge, no Restricted Subsidiary that is not a Loan Party (other than a European Subsidiary) may incur Indebtedness in reliance on this clause (xiv) and in the case of Indebtedness of any European Subsidiary incurred in reliance on this clause (xiv),

(A) the incurrence of such Indebtedness results in net cash proceeds to such European Subsidiary in an amount equal to at least 95% of the aggregate principal amount of such Indebtedness and

(B) unless such European Subsidiary is a Guarantor, such Indebtedness is non-recourse to the Borrower or any Guarantor;

(ii)           Clause (a)(xxv) of Section 6.01 of the Credit Agreement is hereby amended by replacing the words “Secured Notes Discharge” with the words “Secured Notes Covenant Discharge”.

(iii)          Section 6.01(a) of the Credit Agreement is hereby amended by inserting the following language at the end thereof:

So long as the 2026 Notes Covenant Discharge has not occurred, notwithstanding anything to the contrary in this Agreement, prior to January 1, 2022, the Borrower will not, and will not permit any Restricted Subsidiary to, incur any Indebtedness that is secured by the Collateral on a pari passu basis with the Secured Obligations in reliance on clause (a)(xxiii) of this Section 6.01 in respect of clause (c) of the definition of Incremental Cap.

So long as the 2026 Notes Covenant Discharge has not occurred, notwithstanding anything to the contrary in this Agreement, with respect to the Indebtedness incurred under the 2026 Additional First Lien Notes, any modification, refinancing, refunding, renewal or extension thereof shall not be financed with the issuance of additional notes pursuant to the 2026 First Lien Notes Indenture to Silver Lake or any of its Affiliates (including through an underwritten offering).

(d)            Liens – Clause (xx) of Section 6.02 of the Credit Agreement is hereby amended by inserting the words “; provided, further, that, at any time prior to the 2026 Notes Covenant Discharge, such Liens shall rank junior to the Lien on the Collateral securing the Secured Obligations” after the words “then last ended” in the proviso to such clause.

(e)            Fundamental Changes; Holdings Companies – Clause (d)(B)(1) of Section 6.03 of the Credit Agreement is hereby amended by inserting the words “and, any time prior to the 2026 Notes Covenant Discharge, treated as a corporation for U.S. federal income tax purposes” immediately prior to the comma at the end of such clause.

(f)            Investments, Loans, Advances, Guarantees and Acquisitions

(i)            Clause (c)(iii)(A) of Section 6.04 of the Credit Agreement is hereby amended and restated to read as follows:

(A)          in any Restricted Subsidiary; provided that the aggregate amount of such Investments made by the Borrower or any Guarantor after the Effective Date in Restricted Subsidiaries that are not Guarantors in reliance on this clause (c) (other than any Investment made in a Restricted Subsidiary to fund an acquisition not prohibited by the 2026 Additional First Lien Notes Indenture, 2026 First Lien Notes Indenture or 2026 Second Lien Notes Indenture) shall not exceed

(1)            at any time after the 2026 Notes Covenant Discharge, when taken together with the aggregate amount of Investments made after the Effective Date pursuant to clause (z) below, the greater of (I) $300,000,000 and (II) 30% of Consolidated EBITDA for the most recently ended Test Period as of such time after giving Pro Forma Effect to the making of such Investment and

(2)            at any time prior to the 2026 Notes Covenant Discharge, the greater of (I) $150,000,000 and (II) 22.5% of Consolidated EBITDA for the most recently ended Test Period as of such time after giving Pro Forma Effect to the making of such Investment;

provided, further, that, at any time prior to the 2026 Notes Covenant Discharge, the total amount of Investments pursuant to this clause (A) that are not in the form of Cash and Cash Equivalents (including loans and contributions thereof) shall not exceed $10,000,000 and Investments pursuant to this clause (A) shall only be used by such Restricted Subsidiary to finance its operations,

(ii)          Clause (n) of Section 6.04 of the Credit Agreement is hereby amended by amending and restating the parenthetical “(or, at any time prior to the Secured Notes Covenant Discharge, the greater of $200,000,000 and 20% of Consolidated EBITDA)” with “(or, (i) at any time prior to the Secured Notes Covenant Discharge, the greater of $200,000,000 and 20% of Consolidated EBITDA and (ii) at any time prior to the 2026 Notes Covenant Discharge, the greater of $100,000,000 and 15% of Consolidated EBITDA)”.

(iii)          Clause (u) of Section 6.04 of the Credit Agreement is hereby amended by inserting the words “after the 2026 Notes Covenant Discharge,” before the words “additional Investments” in such clause.

(iv)          Clause (y) of Section 6.04 of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the 2026 Notes Covenant Discharge, the greater of $50,000,000 and 7.5% of Consolidated EBITDA)” after the words “the greater of (A) $300,000,000 and (B) 30% of Consolidated EBITDA” in such clause.

(v)           Clause (z) of Section 6.04 of the Credit Agreement is hereby amended by

(i)            inserting the words “(i) after the 2026 Notes Covenant Discharge,” before the words “Investments in Unrestricted Subsidiaries” in such clause and

(ii)            inserting the words “and (ii) prior to the 2026 Notes Covenant Discharge, Investments constituting Permitted European Investments; provided that the aggregate amount of such Investments made by the Borrower or any Restricted Subsidiary after the Amendment No. 8 Effective Date, when taken together with the aggregate amount of all other Permitted European Investments (whether made pursuant to this clause (z) or any clause of this Section 6.04) made by the Borrower or any Restricted Subsidiary shall not exceed $300,000,000” immediately prior to the semicolon at the end of such clause.

(vi)          The last paragraph of Section 6.04 of the Credit Agreement is hereby amended by inserting the words “after the 2026 Notes Covenant Discharge” immediately prior to the period at the end of such paragraph.

(vii)         Section 6.04 of the Credit Agreement is hereby amended by inserting the following language at the end thereof:

Notwithstanding anything in this Agreement to the contrary, prior to the 2026 Notes Covenant Discharge, the Borrower will not, and will not permit any Restricted Subsidiary to,

(a)            make an Investment in an Unrestricted Subsidiary other than an Investment in existence on July 10, 2020 or pursuant to any agreement or arrangement in effect as of July 10, 2020 or

(b)            make any non-cash or non-Cash Equivalent Investment in any European Subsidiary, when taken together with all other Investments in European Subsidiaries made after the Amendment No. 8 Effective Date, in excess of $10,000,000.

The restriction in clause (b) of the preceding sentence shall not apply to Investments that are “deemed” Investments pursuant to the definition of Investments.

(g)          Asset Sales – Clause (o) of Section 6.05 of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the 2026 Notes Covenant Discharge, (i) the greater of $200,000,000 and 20% of Consolidated EBITDA with respect to Dispositions of property other than any interest in a European Subsidiary (or the assets thereof) and (ii) $10,000,000 with respect to Dispositions of any interest in a European Subsidiary (or the assets thereof))” after the words “the greater of (A) $20,000,000 and (B) 20% of Consolidated EBITDA” in such clause.

(h)          Restricted Payments; Certain Payments of Indebtedness

(i)            Clause (a)(iii) of Section 6.08 of the Credit Agreement is hereby amended and restated as follows:

(iii)            the Borrower may declare and make dividend payments or other distributions payable solely in the Equity Interests (other than Disqualified Equity Interests) of the Borrower;

(ii)            Clause (a)(vi) of Section 6.08 of the Credit Agreement is hereby amended by inserting the parenthetical “(or, at any time prior to the 2026 Notes Covenant Discharge, the greater of $20,000,000 and 2% of Consolidated EBITDA)” after the words “the greater of $20,000,000 and 20% of Consolidated EBITDA” in clause (a) thereof.

(iii)          Clause (a)(viii) of Section 6.08 of the Credit Agreement is hereby amended by amending and restating the parenthetical “(or, at any time prior to the Secured Notes Covenant Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA)” with “(or, (i) at any time prior to the Secured Notes Covenant Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA and (ii) at any time prior to the 2026 Notes Covenant Discharge, the greater of $50,000,000 and 7.5% of Consolidated EBITDA)”.

(iv)         Clause (a)(xiv) of Section 6.08 of the Credit Agreement is hereby amended by inserting the words “after the 2026 Notes Covenant Discharge,” before the words “additional Restricted Payments” in such clause.

(v)           Clause (a)(xvi) of Section 6.08 of the Credit Agreement is hereby amended by inserting the words “after the 2026 Notes Covenant Discharge,” before the words “the distribution, by dividend or otherwise” in such clause.

(vi)          The last paragraph of Section 6.08(a) of the Credit Agreement is hereby amended by inserting the words “after the 2026 Notes Covenant Discharge” immediately prior to the period at the end of such paragraph.

(vii)         Section 6.08(a) of the Credit Agreement is hereby amended by inserting the following language at the end thereof:

So long as the 2026 Notes Covenant Discharge has not occurred, notwithstanding anything to the contrary in this Agreement, prior to January 1, 2022, the Borrower will not, and will not permit any Restricted Subsidiary to, make any Restricted Payments in reliance on clauses (viii) and (xii) of this Section 6.08(a).

(viii)         Clause (b)(iv) of Section 6.08 of the Credit Agreement is hereby amended by amending and restating the parenthetical “(or, at any time prior to the Secured Notes Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA)” with “(or (i) at any time after the 2026 Notes Covenant Discharge but prior to the Secured Notes Covenant Discharge, the greater of $150,000,000 and 15% of Consolidated EBITDA and (ii) at any time prior to the 2026 Notes Covenant Discharge, (x) with respect to the 2026 Second Lien Notes, the greater of $150,000,000 and 15% of Consolidated EBITDA and (y) with respect to any Junior Financing (including the 2026 Second Lien Notes), the greater of $75,000,000 and 7.5% of Consolidated EBITDA)”.

(ix)          Section 6.08 of the Credit Agreement is hereby amended by inserting the following clause (d) at the end thereof:

(d)            Prior to the 2026 Notes Covenant Discharge, the Borrower will not, and will not permit any Restricted Subsidiary to, refinance, refund, renew, extend or otherwise modify any of the Existing Subordinated Notes (or any Indebtedness incurred as a Permitted Refinancing of (x) the Existing Subordinated Notes or (y) Indebtedness incurred pursuant to a subsequent refinancing of the Existing Subordinated Notes (clauses (x) and (y) collectively, “Refinanced Existing Subordinated Indebtedness”)) or repay, purchase or redeem any of the outstanding principal or interest on any of the Existing Subordinated Notes or any Refinanced Existing Subordinated Indebtedness, except in connection with an exchange of such Existing Subordinated Notes or Refinanced Existing Subordinated Indebtedness, as applicable, with notes issued by the Borrower that have

(i)            an interest rate less than or equal to the interest rate of the 2026 Second Lien Notes,

(ii)            at least the first three regular interest payments are payable by increasing the principal amount of the outstanding 2026 Second Lien Notes (provided that the third regular interest payment may include the cash payment option provided for in the 2026 Second Lien Notes),

(iii)            call protection provisions that are no more favorable to the holders of such notes than the 2026 Second Lien Notes and

(iv)            a maturity date no earlier than the maturity date of the 2026 Second Lien Notes at an all-in exchange rate of less than or equal to $0.55 of such notes for each $1.00 of Existing Subordinated Notes or Refinanced Existing Subordinated Indebtedness, as applicable, being exchanged. The restrictions in the prior sentence shall not apply to (i) cash purchases of the Existing Subordinated Notes at a purchase price less than or equal to $0.41 for each $1.00 of Existing Subordinated Notes or (ii) optional redemptions or repurchases at a discount of the Existing Subordinated Notes within one year of the final maturity date of the Existing Subordinated Notes to be redeemed.

Section 3.            Representations and Warranties.

(a)            The representations and warranties of each Loan Party set forth in the Loan Documents are, after giving effect to this Amendment on the Amendment No. 8 Effective Date, true and correct in all material respects on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the Amendment No. 8 Effective Date or on such earlier date, as the case may be.

(b)            After giving effect to this Amendment and the transactions contemplated herein on the Amendment No. 8 Effective Date, no Default or Event of Default has occurred and is continuing on the Amendment No. 8 Effective Date.

Section 4.            Conditions to Effectiveness.

(a)            The Amendments shall become effective on the date on which each of the following conditions is satisfied (the “Amendment No. 8 Effective Date”):

(i)            the Administrative Agent (or its counsel) shall have received from (1) the Borrower and (2) the Administrative Agent, either (A) counterparts of this Amendment signed on behalf of such parties or (B) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic transmissions of signed signature pages) that such parties have signed counterparts of this Amendment; and

(ii)            the Administrative Agent shall have received all fees and other amounts previously agreed in writing by the Borrower to be due and payable on or prior to the Amendment No. 8 Effective Date, including, to the extent invoiced at least three Business Days prior to the Amendment No. 8 Effective Date (except as otherwise reasonably agreed by the Borrower), reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable fees, charges and disbursements of Latham & Watkins LLP, counsel for the Administrative Agent) required to be reimbursed or paid by any Loan Party under any Loan Document.

(b)            The Administrative Agent shall notify each of the Borrower and the Lenders of the Amendment No. 8 Effective Date and such notices shall be conclusive and binding.

Section 5.            Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York. The provisions of Sections 9.09 and 9.10 of the Credit Agreement shall apply to this Amendment to the same extent as if fully set forth herein.

Section 6.            Expenses and Indemnification.

(a)            Without duplication of any obligations under Section 9.03 of the Credit Agreement:

(i)            The Borrower hereby agrees to pay,

(A)            all reasonable and documented or invoiced out of pocket expenses incurred by Citicorp North America, Inc. (“Citi”), solely in its capacity as the Administrative Agent and/or the Collateral Agent and, if applicable, after its replacement or resignation, as the former Administrative Agent and/or former Collateral Agent, including the reasonable fees, charges and disbursements of counsel for Citi and to the extent reasonably determined by Citi to be necessary one local counsel in each applicable jurisdiction or otherwise retained with the Borrower’s consent and to the extent retained with the Borrower’s consent, consultants, in connection with the preparation and administration of the Loan Documents (including, without limitation, this Amendment) or any amendments, modifications or waivers of the provisions hereof and thereof; and

(B)            all reasonable and documented or invoiced out-of-pocket expenses incurred by Citi, including the fees, charges and disbursements of counsel for Citi, solely in its capacity as the Administrative Agent and/or the Collateral Agent and, if applicable, after its replacement or resignation, as the former Administrative Agent and/or former Collateral Agent, in connection with the enforcement or protection of its rights in connection with the Loan Documents (including, without limitation, this Amendment), including its rights under this Section 6, or in connection with the Loans made or Letters of Credit issued under the Credit Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided that such counsel shall be limited to one lead counsel and one local counsel in each applicable jurisdiction.

(ii)            The Borrower hereby agrees to indemnify Citi, solely in its capacity as the Administrative Agent and/or the Collateral Agent and, if applicable, after its replacement or resignation, as the former Administrative Agent and/or former Collateral Agent, and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and reasonable and documented or invoiced out-of-pocket fees and expenses of one counsel and one local counsel in each applicable jurisdiction for all Indemnitees (which may include a single special counsel acting in multiple jurisdictions), incurred by or asserted against any Indemnitee by any third party or by the Borrower or any Subsidiary or any of their respective Affiliates arising out of, in connection with, or as a result of:

(A)            the execution or delivery of any Loan Document (including, without limitation, this Amendment) or any other agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents (including, without limitation, this Amendment) of their respective obligations hereunder and thereunder or the consummation of the transactions contemplated herein and therein,

(B)            any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by or against any Indemnitee or a third party or by or against the Borrower or any Subsidiary or any of their respective Affiliates and regardless of whether any Indemnitee is a party thereto.

(iii)            All amounts due under this Section 6 shall be payable not later than 10 Business Days after written demand therefor.

(b)            It being understood and agreed that in no event shall the Borrower be required to indemnify and/or reimburse Citi or any other Indemnitee for indemnification obligations and reimbursements hereunder that have been paid in accordance with Section 9.03 of the Credit Agreement.

Section 7.            Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Delivery of any executed counterpart of a signature page of this Amendment by facsimile transmission or other electronic imaging means shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based record-keeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.

Section 8.            Effect of Amendment.

(a)            Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of, the Lenders or the Agents under the Existing Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Existing Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. The parties hereto acknowledge and agree that the amendment of the Existing Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Existing Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 8 Effective Date. Nothing herein shall be deemed to establish a precedent for purposes of interpreting the provisions of the Credit Agreement or entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply to and be effective only with respect to the provisions of the Existing Credit Agreement and the other Loan Documents specifically referred to herein.

(b)            On and after the Amendment No. 8 Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Credit Agreement, “thereunder”, “thereof”, “therein” or words of like import in any other Loan Document, shall be deemed a reference to the Credit Agreement, as amended hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

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In Witness Whereof, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

AMC Entertainment Holdings, Inc.

By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Chief Financial Officer

Signature Page to Eighth Amendment to Credit Agreement

Citicorp North America, Inc.,
as Administrative Agent

By:	/s/ Matthew S. Burke
	Name:	Matthew S. Burke
	Title:	Vice President & Managing Director

Signature Page to Eighth Amendment to Credit Agreement